Exhibit T3C

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                          Gilat Satellite Networks Ltd.

                                       to

                              The Bank of New York,
                                   as Trustee
                                   -----------

                                    Indenture

                           Dated as of March 13, 2003

                        4.00% Convertible Notes due 2012









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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE..........................1

     Section 1.01.  Definitions................................................1

     Section 1.02.  Other Definitions.......... ...............................7

     Section 1.03.  Incorporation by Reference of Trust Indenture Act..........8

     Section 1.04.  Rules of Construction......................................9

ARTICLE II  THE SECURITIES....................................................9

     Section 2.01.  Form and Dating............................................9

     Section 2.02.  Execution, Authentication and Delivery....................10

     Section 2.03.  Registrar, Paying Agent and Conversion Agent..............11

     Section 2.04.  Paying Agent to Hold Money in  Trust......................11

     Section 2.05.  Noteholder Lists..........................................11

     Section 2.06.  Transfer and Exchange.....................................12

     Section 2.07.  Replacement Securities....................................13

     Section 2.08.  Outstanding Securities....................................13

     Section 2.09.  Treasury Securities.......................................14

     Section 2.10.  Temporary Securities; Exchange of Global Security for
                    Definitive Securities.....................................14

     Section 2.11.  Cancellation..............................................15

     Section 2.12.  Payment of Interest: Interest Rights Preserved............15

     Section 2.13.  Computation of Interest...................................17

     Section 2.14.  CUSIP Number..............................................17

     Section 2.15.  Persons Deemed Owners.....................................17

ARTICLE III  CHANGE CONTROL OFFER............................................17

     Section 3.01.  Change of Control Offer...................................17

ARTICLE IV   COVENANTS........................................................20

     Section 4.01.  Payment of Securities.....................................20

     Section 4.02.  SEC Reports...............................................20

     Section 4.04.  Compliance Certificate....................................21

     Section 4.04.  Stay, Extension and Usury Law.............................22

     Section 4.05.  Corporate Existence.......................................22

     Section 4.06.  Taxes.....................................................22

     Section 4.07.  Change of Control.........................................22

     Section 4.07A. Change of Control Payment.................................22

     Section 4.08.  Maintenance of Office or Agency...........................23

                                       i

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                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

     Section 4.09.  Further Instruments and Acts..............................24

ARTICLE V    CONVERSION.......................................................24

     Section 5.01.  Conversion Privilege......................................24

     Section 5.02   Conversion Procedure......................................24

     Section 5.03.  Fractional Shares.........................................26

     Section 5.04.  Taxes on Conversion.......................................26

     Section 5.05.  Company to Provide Stock..................................26

     Section 5.06.  Adjustment of Conversion Price............................27

     Section 5.07.  No Adjustment.............................................31

     Section 5.08.  Other Adjustments.........................................31

     Section 5.09.  Notice of Adjustment......................................31

     Section 5.10.  Adjustments by the Company................................31

     Section 5.11.  Notice of Adjustment......................................31

     Section 5.12.  Notice of Certain Transactions............................32

     Section 5.13.  Effect of Reclassifications, Consolidations, Mergers,
                    Continuances or Sales on Conversion Privilege.............32

     Section 5.14.  Trustee's Disclaimer......................................33

     Section 5.15.  Cancellation of Converted Securities......................33

     Section 5.16.  Notices to Trustee of Mandatory Conversion................33

     Section 5.17.  Selection of Securities to be Mandatorily Converted.......34

     Section 5.18.  Notice of Mandatory Conversion............................34

     Section 5.19.  Effect of Notice of Mandatory Conversion..................35

     Section 5.20.  Mandatory Conversion......................................35

ARTICLE VI   SUCCESSORS.......................................................36

     Section 6.01.  Merger, Consolidation or Sale of Assets...................36

     Section 6.02.  Successor Corporation Substituted.........................37

ARTICLE VII  DEFAULTS AND REMEDIES............................................37

     Section 7.01.  Events of Default.........................................37

     Section 7.02.  Acceleration..............................................38

     Section 7.03.  Other Remedies............................................39

     Section 7.04.  Waiver of Defaults........................................39

     Section 7.05.  Control by Majority.......................................39

     Section 7.06.  Limitation of Suits.......................................40

     Section 7.07.  Rights of Noteholders to Reveive Payment..................40

                                       ii

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                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page


     Section 7.08.  Collection Suit by Trustee................................40

     Section 7.09.  Trustee May File Proofs of Claim..........................41

     Section 7.10.  Priorities................................................42

     Section 7.11.  Undertaking for Costs.....................................42

     Section 7.12   Restoration of Rights and Remedies........................42

     Section 7.13.  Rights and Remedies Cumulative............................42

     Section 7.14.  Delay or Omission Not Waiver..............................43

ARTICLE VIII  TRUSTEE.........................................................43

     Section 8.01.  Duties of Trustee.........................................43

     Section 8.02.  Rights of Trustee.........................................44

     Section 8.03.  Individual Rights of Trustee..............................45

     Section 8.04.  Trustee's Disclaimer......................................45

     Section 8.05.  Notice of Defaults........................................46

     Section 8.06   Reports by Trustee to Noteholders.........................46

     Section 8.07.  Compensation and Indemnity................................46

     Section 8.08.  Replacement of Trustee....................................47

     Section 8.09.  Successor Trustee by Merger, Etc..........................48

     Section 8.10.  Eligibility, Disqualification.............................48

     Section 8.11.  Preferential Collection of Claims Against Company.........48

ARTICLE IX    DISCHARGE OF INDENTURE..........................................49

     Section 9.01.  Termination of the Company's Obligations..................49

     Section 9.02.  Repayment to Company......................................50

     Section 9.03.  Reinstatement.............................................50

ARTICLE X    AMENDMENTS, SUPPLEMENTS AND WAIVERS..............................51

     Section 10.01. Without Consent of Noteholders............................51

     Section 10.02. With Consent of Noteholders...............................51

     Section 10.03. Compliance with Trust Indenture Act.......................53

     Section 10.04. Revocation and Effect of Consents.........................53

     Section 10.05. Notation on or Exchange of Securities.....................54

     Section 10.06. Trustee Protected.........................................54

     Section 10.07. Trustee to Sign Supplemental Indentures...................54

     Section 10.08. Payment for Consent.......................................55

ARTICLE XI   SECURITY ARRANGEMENTS............................................55

                                      iii

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     Section 11.01. Security Documents........................................55

     Section 11.02. Second Priority...........................................55

     Section 11.03. Other Security Interests..................................55

     Section 11.04. Authorization of Receipt of Funds by the Trustee Under the
                    Security Documents........................................56

     Section 11.05. Trust Indenture Act Requirements..........................56

     Section 11.06. Authorization of Actions To Be Taken by the Trustee Under
                    the Security Documents....................................56

     Section 11.07. Release upon Termination of the Company's Obligations.....57

ARTICLE XII  MISCELLANEOUS....................................................57

     Section 12.01. Trust Indenture Act Controls..............................57

     Section 12.02. Notices...................................................57

     Section 12.03. Communication by Noteholders with Other Noteholders.......58

     Section 12.04. Certificate and Opinion as to Conditions Precedent........58

     Section 12.05. Statements Required in  Certificate or Opinion............59

     Section 12.06. Rules by Trustee and Agents...............................59

     Section 12.07. Legal Holidays............................................59

     Section 12.08. No Recourse Against Others................................59

     Section 12.09. Counterparts..............................................59

     Section 12.10. Variable Provisions.......................................60

     Section 12.11. GOVERNING LAW.............................................60

     Section 12.12. Consent to Service.  Submission to Jurisdiction...........60

     Section 12.13. WAIVER OF JURY TRIAL......................................62

     Section 12.14. No Adverse Interpretation of Other Agreements.............62

     Section 12.15. Section Successors........................................62

     Section 12.16. Severability..............................................62

     Section 12.17. Table of Contents, Heading, Etc...........................63

EXHIBIT A  FORM OF CONVERTIBLE NOTE..........................................A-1


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     INDENTURE dated as of March 13, 2003 between Gilat Satellite Networks Ltd., an Israeli company (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 4.00% Convertible Notes due 2012 (the "Securities"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01. Definitions.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

     "Agent" means any Registrar, Paying Agent or Conversion Agent.

     "Bank Lenders" means Bank Hapoalim B.M., Bank Leumi Le Israel B.M. and Israel Discount Bank Ltd.

     "Board of Directors" means the board of directors of the Company or any authorized committee of such board of directors.

     "Board Resolution" means a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivery to the Trustee.

     "Business Day" means any day that is not a Legal Holiday.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of equity interests in any entity, including, without limitation, ordinary shares and other corporate stock and partnership interests.

     "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Ordinary Shares representing more than 50% of the combined voting power of the then

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outstanding securities entitled to vote generally at general meetings of the
Company's shareholders ("Voting Stock"), (ii) the Company consolidates with or merges into any other person, or any other person merges into the Company, and, in the case of any such transaction, the outstanding Ordinary Shares of the Company are reclassified into or exchanged for any other property or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding voting securities entitled to vote generally at the general meetings of shareholders of the corporation resulting from such transaction in substantially the same respective proportions as their ownership of the Voting Stock immediately before such transaction or (iii) the Company or the Company and its Subsidiaries, taken as a whole, sells, assigns, conveys, transfers or leases all or substantially all the assets of the Company or of the Company and its Subsidiaries, taken as a whole, as applicable (other than to one or more wholly-owned Subsidiaries of the Company); provided, however, that a Change of Control shall not be deemed to have occurred if (a) the Daily Market Price per Ordinary Share for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (i) above) or the period of ten consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under clause (ii) or (iii) above) shall equal or exceed 105% of the Conversion Price of the Securities in effect on the date of such Change of Control or the public announcement of such Change of Control, as applicable; or (b) at least 90% of the consideration in the Change of Control transaction consists of shares of capital stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction, the Securities become convertible solely into such capital stock or securities convertible into such capital stock.

     "Charge Agreement" means the Charge Agreement, dated as of the Issuance Date, between the Company and the Trustee relating to the grant of a floating charge on the assets of the Company in favor of the Trustee for the benefit of the holders of the Securities.

     "Collateral" means the assets of the Company, including the shares of Spacenet Inc. owned by the Company, on which Security Interests are granted pursuant to the Security Documents.

     "Collateral Agent" means the party named as such in the Pledge Agreement or any successor collateral agent appointed pursuant to the Pledge Agreement.

     "Company" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

     "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, its Chief Financial Officer, any Vice President,

                                       2

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its Treasurer, its Controller or an Assistant Treasurer or Controller, and
delivered to the Trustee.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration - Global Finance Unit.

     "Daily Market Price" with respect to any securities on any day means the price of a share of such security on the relevant date, determined (a) on the basis of the last reported price of such security on the Nasdaq National Market, or if such security is not then listed on the Nasdaq National Market, as reported on the principal national securities exchange or market upon which such security is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if such security is not listed on the Nasdaq National Market or on any national securities exchange or market, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization or, if not so reported in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

     "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

     "Global Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

                                       3

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     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness; and such term, when used as a verb, shall have correlative meaning.

     "Indebtedness" means, with respect to any Person, all Obligations, whether or not contingent, of such Person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such Person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that such Person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the Obligation secured thereby shall have been assumed or Guaranteed by or shall otherwise be such Person's legal liability, (f) in respect of the balance of the deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any Obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or Guaranteed in any manner by such Person or in effect Guaranteed by such Person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the Obligations of such Person under any such assumptions, Guarantees or other such arrangements); and (iii) with respect to any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

     "Indenture" means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including for all purposes of this Indenture any supplemental indenture and the provisions of the TIA that are deemed to be a part of and govern this Indenture and any supplemental indenture.

     "interest payment date" means, when used with respect to the Securities, April 1 and October 1 of each year, commencing on April 1, 2005.

     "Issuance Date" means March 13, 2003.

                                       4

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     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the State of New York, the State of Israel or the state in which the Trustee is located are not required to be open.

     "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Material Subsidiary" means any Subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

     "Maturity Date" and "final maturity date" mean, when used with respect to the Securities, October 1, 2012.

     "NNM" means the NASDAQ National Market quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

     "Noteholder" or "holder" means a person in whose name a Security is registered.

     "NYSE" means the New York Stock Exchange.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice-President or Vice-President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary, the Controller of the Company or the Assistant Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, Senior Vice President - Tax and Treasury, Senior Vice President - Finance or the Treasurer of the Company, and delivered to the Trustee that meets the requirements of this Indenture.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee that meets the requirements of Sections 12.04 and
12.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee unless otherwise expressly stated herein.

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     "Ordinary Shares" shall mean any shares of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 5.13, however, shares issuable on conversion of the Securities shall include only shares of the class designated as ordinary shares of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Person" and "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

     "Plan of Arrangement" means the plan of arrangement relating to the Company as approved by the District Court of Tel Aviv-Yafo on March 6, 2003.

     "Pledge Agreement" means the Stock Pledge Agreement, dated as of the Issuance Date, between Bank Hapoalim B.M., New York Branch, as Collateral Agent, and the Company, relating to the pledge by the Company of all of its shares in Spacenet Inc., as amended or supplemented from time to time.

     "Responsible Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, and who shall have direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Securities described in the preamble above that are issued, authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Documents" means, collectively, the Pledge Agreement, the Charge Agreement and such other documents executed or delivered from time to time that define the terms of the Security Interests that secure the payment of the Securities.

     "Security Interests" means a second priority security interest consisting of a floating charge on all of the assets of the Company and a second priority pledge on all of the shares of Spacenet Inc. that are owned by the Company, granted to secure the payment of the Securities.

     "Subsidiary" of a Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the Trust Indenture Act of 1939 except as required by Section 10.03 hereof, provided that if the Trust Indenture Act of 1939 or the rules and regulations thereunder are amended after such date, "TIA" means, if so required by such amendment, the Trust Indenture Act of 1939, as so amended.

     "Trading Day" shall mean (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (B) if the applicable security is quoted on the NNM, a day on which trades may be made thereon or (C) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Legal Holiday.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

     Section 1.02. Other Definitions.

Term                                                          Defined in Section
----                                                          ------------------

"Agent Members".........................................................    2.01
"Bankruptcy Law"........................................................    8.01
"Change of Control Offer"...............................................    4.07
"Change of Control Payment".............................................    4.07
"Change of Control Payment Date"........................................    3.08
"Commencement Date".....................................................    3.08
"Conversion Agent"......................................................    2.03
"Conversion Date".......................................................    5.02
"Conversion Price"......................................................    5.01
"Conversion Shares".....................................................    5.06

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"Current Market Price"..................................................    5.06
"Custodian".............................................................    7.01
"Default Rate"..........................................................    2.13
"Defaulted Interest.....................................................    2.12
"Definitive Securities".................................................    2.01
"Distribution Date".....................................................    5.06
"Distribution Record Date"..............................................    5.06
"Excess Payment"........................................................    5.06
"Event of Default"......................................................    7.01
"Global Security".......................................................    2.01
"Israeli Tax"...........................................................    4.10
"Mandatory Conversion Eligibility Period"...............................    5.20
"Non-Global Purchasers".................................................    2.01
"Paying Agent"..........................................................    2.03
"Payment Default".......................................................    7.01
"PIK Interest Accrual Date".............................................    2.12
"PIK Interest Amount"...................................................    2.12
"Purchase Date".........................................................    5.06
"Registrar".............................................................    2.03
"Rights"................................................................    5.06
"Tender Period".........................................................    3.08

     Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Noteholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.04. Rules of Construction. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and words in the plural include the singular; and

     (e) provisions apply to successive events and transactions.

                                   ARTICLE II

                                 THE SECURITIES

     Section 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture.

     The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (a) Global Securities. The Securities are being issued by the Company pursuant to the Plan of Arrangement and in reliance on Section 3(a)(10) of the Securities Act. The Securities shall be issued in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend set forth in Exhibit A hereto (a "Global Security"). A Global Security shall be deposited on behalf of those Persons entitled under the Plan of Arrangement to receive the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary in New York for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (c) Definitive Securities. Except as provided in Section 2.06 and 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities in definitive form.

     Section 2.02. Execution, Authentication and Delivery. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be entitled to any benefits under this Indenture or otherwise be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Securities for original issue up to an aggregate principal amount of $88,754,000 and deliver such authenticated Securities as directed in such order. The aggregate principal amount of Securities outstanding at any time shall not exceed such amount except as provided in Sections 2.07 and 2.12.

     The Trustee may appoint one or more authenticating agents acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain in the Borough of Manhattan, The City of New York, State of New York (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), (ii) an office or agency where Securities may be presented for payment (the "Paying Agent"), (iii) an office or agency where Securities may be presented for conversion (the "Conversion Agent") and (iv) an office or agency where notices to or demands upon the Company in respect of the Securities and this Indenture may be sent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company has initially appointed the Trustee (at 101 Barclay Street, Floor 21 West, New York, New York 10286) as its Registrar, Paying Agent and Conversion Agent in New York. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent, provided that it will give notice to the Noteholders in accordance with Section 12.02 hereof. The Company shall notify the Trustee of the name and address of any newly-appointed Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

     Section 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

     Section 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the

Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, and the Company shall otherwise comply with TIA ss.312(a).

     Section 2.06. Transfer and Exchange. Where Securities are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, such Registrar shall register the transfer or make the exchange if the requirements set forth in this Indenture and as otherwise may be reasonably required by the Registrar with respect to such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.01, 5.02 or 10.05 hereof not involving any transfer of the Securities).

     (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.01(b) and 2.10. Except for transfers or exchanges made in accordance with
Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     (b) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.10 such Securities may be exchanged only upon receipt by the Registrar of (1) written instructions from the Depositary directing the Trustee to authenticate and deliver one or more definitive securities of the same aggregate principal amount as the beneficial interest in the Global Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the definitive securities to be so issued and appropriate delivery instructions, and (2) such certifications or other information and legal opinions as the Company or the Trustee may reasonably require. Upon the receipt of such instructions and other documents, the Registrar will provide copies of such instructions and other documents to the Company and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of the same aggregate principal amount in accordance with the instructions referred to above.

     (c) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

     (d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.07. Replacement Securities. If the holder of a Security claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Registrar, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and the Company's requirements (as shall have been previously communicated to the Trustee in a written letter of standing instruction) are met. An indemnity bond must be sufficient in the judgment of the Trustee, the Registrar and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article III hereof or converted into shares of Ordinary Shares pursuant to Article V hereof, the Company in its discretion may, instead of issuing a new Security, pay, redeem or convert such Security, as the case may be.

     Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Securities.

     Section 2.08. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to
Section 2.07 and those described in this Section as not outstanding.

     If a Security is replaced, paid, repurchased or converted, it ceases to be outstanding unless, in the case of a replaced Security, the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If Securities are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

     Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     Section 2.09. Treasury Securities. In determining whether the Noteholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer actually knows are so owned shall be so disregarded.

     Section 2.10. Temporary Securities; Exchange of Global Security for Definitive Securities.

     (a) Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities.

     (b) Except for transfers made in accordance with Section 2.06 (b), a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Securities in definitive form only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

     (c) Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Securities in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Securities of authorized denominations in the form of certificated Securities in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1.00 and any integral multiple thereof and registered in such names as the Depositary shall direct.

     (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

     (e) The Company will make available to the Trustee a reasonable supply of certificated Securities in definitive form without interest coupons.

     Section 2.11. Cancellation. The Company at any time may deliver Securities to the Registrar for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, conversion, repurchase, exchange or payment. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, conversion, repurchase, exchange, payment, replacement or cancellation and shall dispose of all such canceled Securities in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Registrar for cancellation or that any holder has converted.

     All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates prior to the final maturity date of the Securities shall be delivered to the Trustee for cancellation and the Company may not hold or resell any such Securities or issue any new Securities to replace any such Securities or any Securities that any holder has converted pursuant to this Indenture.

     Section 2.12. Payment of Interest: Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for on any April 1 or October 1 shall be paid in cash to the Person in whose name such Security is registered at the close of business on the record date for such interest payment, which shall be the March 15 or September 15 (whether or not a Business Day) immediately preceding such interest payment date; provided, that the first interest payment on the Securities shall be due and payable on April 1, 2005 and shall be payable with respect to the period from January 1, 2005 to April 1, 2005. Prior to January 1, 2005, interest will accrue and be compounded semi-annually on each of April 1, 2003, October 1, 2003, April 1, 2004, October 1, 2004 and January 1, 2005 (each, a "PIK Interest Accrual Date"). Commencing January 1, 2005, the aggregate amount of interest accrued on the PIK Interest Accrual Dates (the "PIK Interest Amount") shall bear interest at the same rate as that paid on the principal amount, and shall be paid together with the interest accrued on the principal amount in accordance with the first sentence of this Section 2.12. For purposes of this Indenture, references to the payment of interest shall include interest on the PIK Interest Amount. The PIK Interest Amount shall be paid by the Company on the Maturity Date. All accrued and unpaid interest paid on the Maturity Date shall be rounded to the nearest dollar.

     Any interest, if any, on any Security which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant record date, and, except as hereinafter provided, such Defaulted Interest and any interest payable on such Defaulted Interest may be paid by the Company, at its election, as provided in subsection
(a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Securities and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon, the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent, first class mail, postage prepaid, to each holder at such holder's address as it appears in the register for the Securities, not less than 10 calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date and shall no longer be payable pursuant to the following subsection (b).

     (b) The Company may make payment of any Defaulted Interest and any interest payable on such Defaulted Interest, on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, or in substitution for, any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 2.13. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Securities will accrue either from the most recent interest payment date or, if no interest has been paid, from January 2, 2003. In the event that any principal of or premium, if any, or interest, if any, on the Securities is not paid when due, then except to the extent permitted by law, such overdue principal, premium, if any and interest, if any, shall bear interest until paid at the Default Rate, compounded semi-annually. As used herein, the term "Default Rate" means, as of any date and whether or not any Securities are outstanding on such date, a rate per annum equal to 7% per annum.

     Section 2.14. CUSIP Number. The Company in issuing the Securities may use a "CUSIP" number in notices of repurchase or exchange as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

     Section 2.15. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any Agent of the Company may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 2.06 and 2.13 above) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

                                  ARTICLE III

                             CHANGE OF CONTROL OFFER

     Section 3.01. Change of Control Offer.

     (a) In the event that, pursuant to Section 4.07 hereof, the Company shall commence a Change of Control Offer, the Company shall follow the procedures in this Section 3.01.

     (b) The Change of Control Offer shall remain open for a period specified by the Company which shall be no less than 30 days and no more than 60 days from and including the date of the mailing of notice in accordance with Section 3.01(d) hereof (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). On the day (the "Change of Control Payment Date") immediately following the last day of the Tender Period, the Company shall purchase the principal amount of Securities duly surrendered for repurchase and not withdrawn.

     (c) If a Change of Control Payment Date is after a record date and before the related interest payment date, accrued interest, if any, to the related interest payment date will be paid to the persons in whose names the Securities are registered at the close of business on such record date, notwithstanding the repurchase of any such Securities on such Change of Control Payment Date, and no additional interest, if any, will be payable to Noteholders who tender Securities for purchase on such Change of Control Payment Date.

     (d) The Company shall provide the Trustee with written notice of the Change of Control Offer at least 10 Business Days before the Commencement Date.

     (e) Within 45 days following any Change of Control, the Company or the Trustee (at the request and expense of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Change of Control Offer and shall state:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 3.01 and Section 4.07 hereof and that all Securities validly tendered will be accepted for payment;

          (ii) the purchase price (as determined in accordance with Section 4.07 hereof, subject to Section 3.01(c) hereof), the length of time the Change of Control Offer will remain open and the Change of Control Payment Date;

          (iii) that any Security or portion thereof not validly tendered or accepted for payment will continue to accrue interest and will continue to have conversion rights;

          (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Security or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date and will cease to have conversion rights after the Change of Control Payment Date;

          (v) that Noteholders electing to have a Security or portion thereof purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Noteholder To Elect Purchase", that is set forth in Exhibit A hereto, on the reverse of the Security completed, to a Paying Agent at the address specified in the notice (which shall include an address in the Borough of Manhattan, The City of New York) prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (vi) that Noteholders will be entitled to withdraw their election if a Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a letter or facsimile transmission setting forth the name of the Noteholder, the principal amount of the Securities or portion thereof delivered for purchase and a statement that such Noteholder is withdrawing his election to have such Securities or portions thereof purchased; and

          (vii) that Noteholders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple thereof.

     In addition, the notice shall contain all instructions, other information and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender Securities pursuant to the Change of Control Offer or to withdraw tendered Securities. In the event that the Company is required by applicable law to extend the Tender Period beyond the Change of Control Payment Date set forth in such notice, the Company will, as promptly as possible, issue a press release and send notice to holders announcing such extension and the new Change of Control Payment Date.

     (f) Prior to 10:00 A.M. (New York City Time) on the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Securities or portions thereof validly tendered and not withdrawn, such funds to be held for payment in accordance with the terms of this Section 3.01; provided, however, that, in the event that (i) the Company elects to pay the Change of Control Payment by the delivery of Ordinary Shares in accordance with Section 4.07A hereof and (ii) all of the conditions set forth in Section 4.07A are satisfied, in lieu of deposits with the Change of Control Payment Transfer or Paying Agent in immediately available funds, the Company shall deliver to the Trustee or a Paying Agent certificates evidencing the Ordinary Shares to be delivered in payment of the Change of Control Payment, which certificates shall be in the reserve, and appropriate numbers of shares deliverable to, each holder of Securities or providers hereof validly tendered pursuant to the Change of Control Order. On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Securities or portions thereof validly tendered pursuant to the Change of Control Offer,
(ii) deliver or cause to be delivered to the Trustee the Securities so accepted and (iii) deliver to the Trustee an Officers' Certificate identifying the Securities or portions thereof tendered and not withdrawn to the Company and stating that such Securities have been accepted for payment by the Company in accordance with the terms of this Section 3.01. The Paying Agent designated by the Company shall promptly (but in any case not later than five calendar days after the Change of Control Payment Date) mail or deliver to each holder of Securities so accepted for payment an amount (or Ordinary Shares) equal to the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail or otherwise deliver to each such Noteholder a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each new Security shall be in a principal amount of $1.00 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or otherwise delivered by or on behalf of the Company to the holders thereof. The Company will publicly announce the results of the Change of Control Offer on, or as soon as practicable after, the Change of Control Payment Date.

     (g) The Change of Control Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act and any other securities laws and regulations (including, without limitation, Rules 13e-4 and 14e-1 under the Exchange Act) to the extent such laws and regulations are applicable in connection with the repurchase of the Securities in connection with a Change of Control.

                                   ARTICLE IV

                                    COVENANTS

     Section 4.01. Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal, premium, if any and interest then due and such Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (and on overdue principal, premium, if any, (in each case without regard to any applicable grace period)), at the Default Rate, compounded semiannually.

     Section 4.02. SEC Reports. The Company will comply with the requirements of TIA Section 314(a). In addition, whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and furnish (without exhibits) to the Trustee and to the holders of Securities all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 6-K or 10-Q, as applicable, and on Forms 20-F or 10-K, as applicable, including a "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and, with respect to annual consolidated financial statements only, a report on the annual consolidated financial statements by the Company's independent accountants. The Company shall not be required to file any report or other information with the SEC if the SEC does not permit such filing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder.

     In addition, if the Company at any time is not subject to either Section 13 or 15(d) of the Exchange Act, the Company will provide to each holder and beneficial owner of Securities and Ordinary Shares issued upon conversion of Securities, and to any prospective purchaser designated by any such holder or beneficial owner, upon request, the information required pursuant to Rule 144A(d)(4) of the Securities Act.

     Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default (without regard to periods of grace or notice requirements) in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, interest, if any, on, the Securities are prohibited.

     One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

     The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon, but in any event within five Business Days after, becoming aware of:

     (a) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture; or

     (b) any default under any other mortgage, indenture or instrument, including the Security Documents, of the nature described in Section 7.01(e), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposing to take with respect thereto.

     Section 4.04. Stay, Extension and Usury Law. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.05. Corporate Existence. Except as provided in Article VI hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders.

     Section 4.06. Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all taxes, assessments and governmental levies, the non-payment of which would have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, except such as are contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provisions have been made.

     Section 4.07. Change of Control. Upon the occurrence of a Change of Control, each holder of Securities shall have the right, in accordance with this
Section 4.07 and Section 3.01 hereof, to require the Company to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of such holder's Securities pursuant to the terms of an offer made as provided in Section 3.01 (the "Change of Control Offer") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date (the "Change of Control Payment").

     Section 4.07A. Change of Control Payment. The Change of Control Payment shall be paid in cash; provided, however, that the Company may elect to pay the Change of Control Payment by delivery of Ordinary Shares if and only if the following conditions have been satisfied:

     (a) The Ordinary Shares deliverable in payment of the Change of Control Payment shall have a fair market value as of the Change of Control Payment Date equal to not less than the amount of the Change of Control Payment. For purposes of this Section 4.07A, the fair market value of Ordinary Shares shall be equal to 95% of the average of the Daily Market Price of the Ordinary Shares for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Change of Control Payment Date;

     (b) In the event any Ordinary Shares to be issued in payment of the Change of Control Payment hereunder require registration under any Federal securities law before such shares may be freely transferrable without being subject to any transfer restrictions under the Securities Act upon repurchase, such registration shall have been completed and shall have become effective prior to the Change of Control Payment Date (provided, however, that the Company shall be required to maintain an effective registration statement with respect to the Securities and Ordinary Shares for a period of only two years);

     (c) In the event any Ordinary Shares to be issued in payment of the Change of Control Payment hereunder require registration with, approval of, or an exemption from any governmental authority under any State law or any United States Federal or Israeli law before such shares may be validly issued or delivered upon repurchase, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, prior to (and shall be in full force and effect at the time of) the Change of Control Payment;

     (d) The Ordinary Shares deliverable in payment of the Change of Control Payment shall have been included for trading in the NNM or listed on a national securities exchange, in either case, prior to and immediately following the Change of Control Payment Date; and

     (e) All Ordinary Shares deliverable in payment of the Change of Control Payment shall be issued out of the Company's authorized but unissued Ordinary Shares and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

     If all of the conditions set forth in this Section 4.07A are not satisfied in accordance with the terms thereof, the Change of Control Payment shall be paid by the Company only in cash.

     Section 4.08. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                                   ARTICLE V

                                   CONVERSION

     Section 5.01. Conversion Privilege. A holder of any Security may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1.00) into fully paid and nonassessable Ordinary Shares of the Company at any time after one year from the Issuance Date and prior to the close of business on the Business Day immediately preceding the final maturity date of the Security at the Conversion Price then in effect. The number of Ordinary Shares issuable upon conversion of a Security is determined by dividing the principal amount of the Security to be converted by the Conversion Price in effect on the Conversion Date.

     "Conversion Price" means $0.87 per share, as the same may be adjusted from time to time as provided in this Article V.

     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it. A holder of Securities is not entitled to any rights of a holder of Ordinary Shares until such holder of Securities has converted such Securities into Ordinary Shares, and only to the extent that such Securities are deemed to have been converted into Ordinary Shares under this Article V.

     Section 5.02. Conversion Procedure. To convert a Security, a holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the holder satisfies all of those requirements is the conversion date or, in the case of a mandatory conversion pursuant to Section 5.20, the date specified as the conversion date in the notice of mandatory conversion given to holders of Securities pursuant to
Section 5.18, provided that such conversion date must be after the date of the mailing of such notice (the "Conversion Date"). As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Trustee a certificate or certificates for the number of Ordinary Shares issuable upon the conversion pursuant to Sections 5.01, 5.03 and 5.20, as applicable. Such certificate or certificates will be sent by the Trustee to the Conversion Agent for delivery to the holder. The Person in whose name the certificate is registered shall become the holder of record of the shares represented thereby on the Conversion Date and, as of such date, such Person's rights as a Noteholder with respect to the converted Security shall cease; provided, however, that, except as otherwise provided in this Section 5.02, no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the Ordinary Shares upon such conversion as the holder of record of such Ordinary Shares on such date, but such surrender shall be effective to constitute the Person entitled to receive such Ordinary Shares as the holder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, however, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

     No payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on Ordinary Shares issued upon conversion of a Security, except that, if any holder surrenders a Security for conversion after the close of business on any record date on or after January 1, 2005 for the payment of an installment of interest and prior to the opening of business on the next succeeding interest payment date, then, notwithstanding such conversion, accrued and unpaid interest payable on such Security on such interest payment date shall be paid on such interest payment date to the person who was the holder of such Security at the close of business on such record date. In the case of any Security surrendered for conversion after the close of business on a record date on or after January 1, 2005 for the payment of an installment of interest and prior to the opening of business on the next succeeding interest payment date, then, unless such Security is to be repurchased on a Change of Control Payment Date after such record date and prior to such interest payment date, such Security, when surrendered for conversion, must be accompanied by payment in an amount equal to the interest payable on such interest payment date on the principal amount of such Security so converted. Holders of Ordinary Shares issued upon conversion will not be entitled to receive any dividends payable to holders of Ordinary Shares as of any record time before the close of business on the Conversion Date.

     If a holder converts more than one Security at the same time, the number of full Ordinary Shares issuable upon the conversion shall be based on the total principal amount of Securities converted.

     Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     Section 5.03. Fractional Shares. The Company will not issue fractional Ordinary Shares upon conversion of a Security or in connection with a payment in Ordinary Shares of the Change of Control Payment. In lieu thereof, the Company shall issue to such holders one additional Ordinary Share in lieu of issuing a fractional Ordinary Share.

     Section 5.04. Taxes on Conversion. The issuance of certificates for Ordinary Shares upon the conversion of any Security shall be made without charge to the converting Noteholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Security; provided, however, that in the event that certificates for Ordinary Shares are to be issued in a name other than the name of the holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of assignment or transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided, further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Security, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

     Section 5.05. Company to Provide Stock. The Company shall, as of 60 days following the Closing, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of Ordinary Shares to permit the conversion of all outstanding Securities for Ordinary Shares.

     All Ordinary Shares which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable when so issued. The Company shall take such action from time to time as shall be necessary so that par value, if any, of the Ordinary Shares shall at all times be equal to or less than the Conversion Price then in effect.

     The Company shall from time to time take all action necessary so that the Ordinary Shares which may be issued upon conversion of Securities, immediately upon their issuance, will be listed on the principal securities exchanges, interdealer quotation systems (including the NNM) and markets, if any, on which other Ordinary Shares are then listed or quoted.

     Section 5.06. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

     (a) In case the Company shall (1) pay a dividend in Ordinary Shares to holders of Ordinary Shares, (2) make a distribution in Ordinary Shares to holders of Ordinary Shares, (3) subdivide its outstanding Ordinary Shares into a greater number of Ordinary Shares or (4) combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of Ordinary Shares which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. In the event such dividend or distribution is not paid or made, or such subdivision or combination is not effected, the Conversion Price shall be adjusted immediately to be the Conversion Price which would then be in effect if such dividend, distribution, subdivision or combination had not occurred.

     (b) In case the Company shall issue rights or warrants to all holders of Ordinary Shares entitling them to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per share (or having a conversion price per share) less than the Current Market Price per Ordinary Share (as determined pursuant to subsection (f) below) on the record date for determining the holders of Ordinary Shares entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of Ordinary Shares outstanding as of the close of business on such record date plus the number of Ordinary Shares which the aggregate offering price of the total number of Ordinary Shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of Ordinary Shares outstanding on such record date plus the number of additional Ordinary Shares so offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date. For the purposes of this subsection (b), the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights, options or warrants in respect of Ordinary Shares held in the treasury of the Company.

     (c) In case the Company shall distribute to all holders of Ordinary Shares of Capital Stock of the Company (other than Ordinary Shares), evidences of indebtedness, cash, rights or warrants entitling the holders thereof to subscribe for or purchase securities (other than rights or warrants described in subsection (b) above) or other assets (including securities of Persons other than the Company but excluding (i) dividends or distributions paid exclusively in cash, (ii) dividends and distributions described in subsection (b) above and (iii) distributions in connection with the consolidation, merger or transfer of assets covered by Section 5.13), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for the determination of the holders of Ordinary Shares entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per Ordinary Share (determined as provided in subsection (f) below) on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution delivered to the Trustee) of the portion of the evidences of indebtedness, shares of Capital Stock, cash, rights, warrants or other assets so distributed applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the record date), and of which the denominator shall be such Current Market Price per Ordinary Share. Such adjustment shall become effective immediately after the record date for the determination of the holders of Ordinary Shares entitled to receive such distribution. In the event such distribution is not paid or made, the Conversion Price shall be adjusted immediately to be the Conversion Price which would then be in effect if such distribution had not occurred. Notwithstanding the foregoing, in case the Company shall distribute rights or warrants to subscribe for additional shares of the Company's Capital Stock (other than rights or warrants referred to in subsection (b) above) ("Rights") to all holders of Ordinary Shares, the Company may, in lieu of making any adjustment pursuant to the foregoing provisions of this Section 5.06(c), make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration of the Rights shall be entitled to receive upon such conversion, in addition to the Ordinary Shares issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of Ordinary Shares equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of Ordinary Shares into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of the Rights.

     (d) In case the Company shall, by dividend or otherwise, at any time make a distribution to all holders of Ordinary Shares exclusively in cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions made exclusively in cash to all holders of Ordinary Shares within the 12 months preceding the date fixed for determining the shareholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraph (c) or (e) of this Section or this paragraph (d) has been made plus
(y) the aggregate amount of all Excess Payments in respect of any tender offers by the Company or any of its Subsidiaries for Ordinary Shares concluded within the 12 months preceding the Distribution Record Date and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section or this paragraph (d) has been made, exceeds 12 1/2% of the product of the Current Market Price per Ordinary Share (determined as provided in paragraph (f) of this Section) on the Distribution Record Date multiplied by the number of Ordinary Shares outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current Market Price per Ordinary Share (determined as provided in paragraph
(f) of this Section) on the Distribution Record Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 month period (including, without limitation, the distribution in respect of which such adjustment is being made) applicable to one Ordinary Share (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 months (including, without limitation, the distribution in respect of which such adjustment is being made) by the number of Ordinary Shares outstanding on the Distribution Record Date) and the denominator shall be such Current Market Price per Ordinary Share (determined as provided in paragraph (f) of this Section) on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date. In the event such distribution is not paid or made, the Conversion Price shall be adjusted immediately to be the Conversion Price which would then be in effect if such distribution had not occurred.

     (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary of the Company for all or any portion of the Ordinary Shares shall be consummated, if an Excess Payment is made in respect of such tender offer and the aggregate amount of such Excess Payment, together with the sum of (x) the aggregate amount of any distributions, by dividend or otherwise, to all holders of the Ordinary Shares made in cash (including any distributions of cash out of current or retained earnings of the Company, but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment in the Conversion Price pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made plus (y) the aggregate amount of all Excess Payments in respect of any other tender offers or other negotiated transactions by the Company or any of its Subsidiaries for Ordinary Shares concluded within the 12 months preceding the Purchase Date and in respect of which no adjustment in the Conversion Price pursuant to paragraph (c) or (d) of this Section or this paragraph (e) has been made, exceeds 12 1/2% of the product of the Current Market Price per Ordinary Share (determined as provided in paragraph (f) of this Section) on the Purchase Date multiplied by the number of Ordinary Shares outstanding on the Purchase Date (including any tendered shares but excluding any shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph
(e) by a fraction of which the numerator shall be the Current Market Price per Ordinary Share (determined as provided in paragraph (f) of this Section) on the Purchase Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 month period (including, without limitation, the Excess Payment in respect of which such adjustment is being made) applicable to one Ordinary Share (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 months (including, without limitation, the Excess Payment in respect of which such adjustment is being made) by the number of Ordinary Shares outstanding on the Purchase Date and the denominator shall be such Current Market Price per Ordinary Share (determined as provided in paragraph (f) of this Section) on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

     (f) The "Current Market Price" per Ordinary Share on any date shall be deemed to be the average of the Daily Market Prices for an Ordinary Share for the shorter of (i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such tender offer or other negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

     (g) "Excess Payment" means the excess of (i) the aggregate of the cash and fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution delivered to the Trustee) of other consideration paid by the Company or any of its Subsidiaries with respect to the Ordinary Shares acquired in a tender offer or other negotiated transaction over (ii) the Daily Market Price for an Ordinary Share on the Trading Day immediately following the completion of the tender offer or other negotiated transaction multiplied by the number of acquired Ordinary Shares.

     (h) In any case in which this Section 5.06 shall require that an adjustment be made immediately following a record date for an event, the Company may elect to defer, until such event, issuing to the holder of any Security converted after such record date the Ordinary Shares and other Capital Stock of the Company issuable upon such conversion over and above the Ordinary Shares and other Capital Stock of the Company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

     Section 5.07. No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for the issuance of options or Ordinary Shares pursuant to an existing employee stock option plan. No adjustment need be made for a change in the par value or no par value of the Ordinary Shares.

     Section 5.08. Other Adjustments. In the event that, as a result of an adjustment made pursuant to Section 5.06 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than Ordinary Shares, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Ordinary Shares contained in this Article V.

     Section 5.09. Adjustments for Tax Purposes. The Company may, at its option, make such reductions in the Conversion Price, in addition to those required by
Section 5.06 above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Ordinary Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     Section 5.10. Adjustments by the Company. The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction in accordance with Section 5.11, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

     Section 5.11. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Noteholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers'

Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

     Section 5.12. Notice of Certain Transactions. In the event that:

     (a) the Company takes any action which would require an adjustment in the Conversion Price;

     (b) the Company takes any action that would require a supplemental indenture pursuant to Section 5.13; or

     (c) there is a dissolution or liquidation of the Company;

the Company shall mail to Noteholders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause
(a), (b) or (c) of this Section 5.12.

     Section 5.13. Effect of Reclassifications, Consolidations, Mergers, Continuances or Sales on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding Ordinary Shares issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding Ordinary Shares, (iii) any continuance in a new jurisdiction which results in a reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value) in, outstanding Ordinary Shares, or (iv) any sale or conveyance of all or substantially all of the property of the Company (determined on a consolidated basis), then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, continuance, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, continuance, sale or conveyance by a holder of the number of Ordinary Shares deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, continuance, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. The foregoing, however, shall not in any way affect the right a holder of

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a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.06, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, continuance, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Ordinary Shares includes shares of stock or other securities and property of a corporation or other business entity other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, continuance, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation or other business entity and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this Section
5.13 shall similarly apply to successive consolidations, mergers, continuances, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 5.13, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, continuance, sale or conveyance and any adjustment to be made with respect thereto and (y) an Opinion of Counsel stating that all conditions precedent relating to such transaction have been complied with, and shall promptly mail notice thereof to all holders.

     Section 5.14. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be or whether a supplemental indenture is required by this Article V, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.13.

     Section 5.15. Cancellation of Converted Securities. All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in
Section 2.11.

     Section 5.16. Notices to Trustee of Mandatory Conversion. If the Company elects to cause the mandatory conversion of Securities pursuant to Section 5.20 hereof, it shall notify the Trustee in writing of the mandatory conversion date and the principal

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


amount of Securities to be mandatorily converted. The Company shall give each notice provided for in this Section 5.16 on or prior to the fifth Business Day following the last day of the Mandatory Conversion Eligibility Period.

     Section 5.17. Selection of Securities to be Mandatorily Converted. If less than all the Securities are to be mandatorily converted pursuant to Section 5.20, the Trustee shall select the Securities to be mandatorily converted by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate. The Trustee shall make the selection as soon as practicable after receipt of a notice pursuant to Section 5.16 from outstanding Securities not previously selected for mandatory conversion. Securities and portions of them it selects shall be in principal amounts of $1.00 or integral multiples of $1.00. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be selected for mandatory conversion.

     If any Security selected for mandatory conversion is converted in part after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion to be selected for mandatory conversion. The Securities (or portions thereof) so selected shall be deemed duly selected for mandatory conversion for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the mailing of the notice of mandatory conversion. Upon any mandatory conversion of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period 15 days next preceding the mailing of a notice of mandatory conversion and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

     Section 5.18. Notice of Mandatory Conversion. If the Company elects to exercise its right to cause a mandatory conversion pursuant to Section 5.20, on or prior to the seventh Business Day following the last day of the Mandatory Conversion Eligibility Period, the Company shall mail a notice of mandatory conversion to each holder whose Securities are to be mandatorily converted at such holder's registered address.

     The notice shall identify the Securities to be mandatorily converted (including the CUSIP number) and shall state:

     (a) the Conversion Date;

     (b) the Conversion Price;

     (c) if any Security is being mandatorily converted in part, the portion of the principal amount of such Security to be mandatorily converted and that, after the mandatory conversion date, upon cancellation of such Security, a new Security or

Securities in principal amount equal to the unconverted portion will be issued in the name of the holder thereof;

     (d) the name and address of the Conversion Agent;

     (e) that Securities called for mandatory conversion must be surrendered to the Conversion Agent;

     (f) that, unless the Company defaults in issuing and delivering Ordinary Shares as required by Section 5.02 or the Conversion Agent is prohibited from effecting such conversion pursuant to the terms of this Indenture, by law or otherwise, interest on Securities called for mandatory conversion cease to accrue on and after the Conversion Date;

     (g) the paragraph of the Securities pursuant to which the Securities called for mandatory conversion are being mandatorily converted; and

     (h) any other information necessary to enable holders to comply with the notice of mandatory conversion.

     At the Company's request, the Trustee shall give notice of mandatory conversion in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 5.18 in a timely manner.

     Section 5.19. Effect of Notice of Mandatory Conversion. Once notice of mandatory conversion is mailed, Securities called for mandatory conversion shall be converted on the Conversion Date at the Conversion Price in accordance with the procedures described in Section 5.02. Failure to give the notice provided for in Section 5.18 or any defect in such notice to any holder shall not affect the validity of such notice to any other holder.

     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given. In any case, failure to give such notice to any holder or any defect in the notice to any holder of any Security designated for mandatory conversion as a whole or in part shall not affect the validity of the proceedings for the mandatory conversion of any other Securities.

     Section 5.20. Mandatory Conversion. On and after January 1, 2005, the Company may, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date of the Securities, elect to exercise its right to cause the mandatory conversion of any and all outstanding Securities into Ordinary Shares at the Conversion Price if: (i) the average quoted closing bid price on NNM of the Ordinary Shares for a period (the "Mandatory Conversion Eligibility Period") of at least 60 consecutive calendar days is at least $1.00 ("Benchmark Price"), with the average daily trading volume in the Ordinary Sharesduring that period being not less than

$100,000; and (ii) the Company gives notice of such conversion to holders of the Securities on or prior to the seventh Business Day following the expiration of Mandatory Conversion Eligibility Period or during that period if the Mandatory Conversion Eligibility Period continues beyond 60 consecutive calendar days. The Benchmark Price shall be subject to adjustment from time to time in the event the Company shall (1) pay a dividend in Ordinary Shares to holders of Ordinary Shares, (2) make a distribution in Ordinary Shares to holders of Ordinary Shares, (3) subdivide its outstanding Ordinary Shares into a greater number of Ordinary Shares or (4) combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares, the Benchmark Price in effect immediately following such action shall be adjusted so that the same shall be equal to the price determined by multiplying the Benchmark Price by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately prior to such action and of which the denominator shall be the number of Ordinary Shares outstanding immediately following such action.

                                   ARTICLE VI

                                   SUCCESSORS

     Section 6.01. Merger, Consolidation or Sale of Assets. The Company will not consolidate or merge with or into any person (whether or not the Company is the surviving corporation), continue in a new jurisdiction or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless:

     (a) the corporation formed by or surviving any such consolidation or merger (if other than the Company) or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities, the Indenture and the Security Documents;

     (b) such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets shall be as an entirety or virtually as an entirety to one corporation and such corporation shall have assumed all the obligations of the Company, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Securities, the Indenture and the Security Documents;

     (c) immediately prior and immediately after such transaction no Default or Event of Default exists; and

     (d) the Company or such corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if required, comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     Section 6.02. Successor Corporation Substituted. Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with
Section 6.01 hereof, the successor corporation (if other than the Company) formed by such consolidation or into or with which the Company is merged or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein.

                                  ARTICLE VII

                              DEFAULTS AND REMEDIES

     Section 7.01. Events of Default. An "Event of Default" occurs if:

     (a) the Company defaults in the payment of any interest or of principal payments due during 2010 and 2011 on any Security when the same becomes due and payable and the default continues for a period of 30 days; or

     (b) the Company defaults in the payment of any principal of or premium, if any, on any Security when the same becomes due and payable whether at maturity or otherwise (other than the principal installments described in Section 7.01(a) above) (including, without limitation, failure by the Company to purchase Securities tendered for purchase pursuant to a Change of Control Offer as and when required pursuant to Section 3.01 or Section 4.07 hereof); or

     (c) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Securities required by it to be performed and the failure continues for a period of 60 days after the receipt of written notice by the Company from the Trustee or by the Company and the Trustee from the holders of at least 25% in aggregate principal amount of the then outstanding Securities stating that such notice is a "Notice of Default"; or

     (d) a default under any mortgage, indenture or instrument, including the Security Documents, under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary of the Company (or the payment of which is Guaranteed by the Company or any of its Material Subsidiaries), whether such Indebtedness or Guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount

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


of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $15,000,000 or more and which Payment Default is not cured or which acceleration is not annulled within 30 days after receipt of written notice by the Company from the Trustee or by the Company and the Trustee from any holder of Securities stating that such notice is a "Notice of Default"; or

     (e) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case or proceeding; or

          (B) consents to the entry of an order for relief against the Company or any Material Subsidiary in an involuntary case or proceeding; or

          (C) consents to the appointment of a Custodian of the Company or any Material Subsidiary or for all or any substantial part of its property; or

          (D)  makes a general assignment for the benefit of its creditors; or

          (E) takes corporate or similar action in respect of any of the foregoing; or

     (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding; or

          (B) appoints a Custodian of the Company or any Material Subsidiary or for all or any substantial part of the property of the Company or any Material Subsidiary; or

          (C)  orders the liquidation of the Company or any Material Subsidiary;

     and in each case referred to in this paragraph (f) the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign bankruptcy, insolvency or similar law. The term "Custodian" means any custodian, receiver, trustee, assignee, sequester, liquidator or similar official under any Bankruptcy Law.

     Section 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (e) and (f) of Section 7.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable. Upon such declaration, the principal of, premium, if any, on and accrued and unpaid interest, if any, on the Securities shall be due and payable immediately. If an Event of Default specified in clause (e) or (f) of Section 7.01 hereof occurs, the principal of, premium, if any, on and accrued and unpaid interest, if any, on the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The Noteholders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree, if all amounts payable to the Trustee pursuant to Section 8.07 hereof have been paid and if all existing Events of Default have been cured or waived as provided for herein except nonpayment of principal, premium, or interest, if any, that has become due solely because of the acceleration.

     Section 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on or interest, if any, on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 7.04. Waiver of Defaults. Subject to Section 7.07 hereof, the Noteholders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except with respect to (i) a continuing Default or Event of Default in the payment of the Change of Control Payment or the principal of, premium, if any, or interest, if any, on, any Security, (ii) a failure by the Company to convert any Security into Ordinary Shares upon the exercise of the right to conversion by any holder of the Securities or after exercising its right to cause a mandatory conversion, each pursuant to Article V hereof, or (iii) a covenant in or other provision of this Indenture or the Securities which cannot be amended or waived without the consent of each Noteholder affected. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 7.05. Control by Majority. The Noteholders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting or refrain from conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     Section 7.06. Limitation on Suits. A Noteholder may pursue a remedy with respect to this Indenture or the Securities only if:

     (a) the Noteholder gives to the Trustee a written notice of a continuing Event of Default;

     (b) the Noteholders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

     (c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period the Noteholders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

     Section 7.07. Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Security to receive payment of principal of, premium, if any on, and interest, if any, on the Security, on or after the respective due dates expressed in the Security and this Indenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder made pursuant to this Section.

     Section 7.08. Collection Suit by Trustee. If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, interest, if any, remaining unpaid on the Securities and, to the extent permitted by law, interest on overdue principal, premium, if any, interest, if any and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due under
Section 8.07 hereof.

     Section 7.09. Trustee May File Proofs of Claim. The Trustee shall be entitled and empowered, without regard to whether the Trustee or any holder shall have made any demand or performed any other act pursuant to the provisions of this Article and without regard to whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise, by intervention in any proceedings relative to the Company or any other obligor upon the Securities, or to the creditors or property or assets of the Company or any such other obligor or otherwise, to take any and all actions authorized under the TIA in order to have claims of the holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be entitled and empowered in such instances:

     (a) to file and prove a claim or claims for the whole amount of principal and premium, if any, interest, if any, and any other amounts owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including all amounts owing to the Trustee and each predecessor Trustee pursuant to Section
8.07 hereof) and of the holders allowed in any judicial proceedings relating to the Company or other obligor upon the Securities property of the Company or any such other obligor,

     (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

     (c) to collect and receive any moneys or other property or assets payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the holders, to pay to the Trustee such amounts as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee pursuant to Section
8.07 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder of any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

     Section 7.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 8.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to the Noteholders, for amounts due and unpaid on the Securities for principal, premium, if any, interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, interest, if any; and

          Third: to the Company or to such other party as a court of competent jurisdiction shall direct.

     Except as otherwise provided in Section 2.12 hereof, the Trustee may fix a record date and payment date for any payment to Noteholders made pursuant to this Section 7.10. At least 15 days before such record date, the Company shall mail to each holder and the Trustee a notice that states the record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

     Section 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 7.07 hereof, or a suit by Noteholders of more than 10% in principal amount of the then outstanding Securities.

     Section 7.12. Restoration of Rights and Remedies. If the Trustee or any holder of Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case the Company, the Trustee and the holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding has been instituted.

     Section 7.13. Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 2.07 hereof, no right or remedy conferred herein, upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent (to the extent permitted by law) the concurrent assertion or employment of any other appropriate right or remedy.

     Section 7.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder of any Security to exercise any right or remedy accruing upon any Event of Default shall (to the extent permitted by law) impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the holders may (to the extent permitted by law) be exercised from time to time and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

                                  ARTICLE VIII

                                     TRUSTEE

     Section 8.01. Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (a) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and, if required by the terms hereof, conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the applicable requirements, if any, of this Indenture (but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein). During the continuance of an Event of Default or any other time, the Trustee may consult with its legal counsel of its choice and rely upon advice from such counsel with respect to legal matters.

     (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this
Section 8.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.

     (c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 8.01.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any holders, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 8.02. Rights of Trustee.

     (a) Subject to the provisions of Section 8.01(a) hereof, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (c) The Trustee may act through agents, advisers, accountants or other experts and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e) or (f) of Section 7.01 unless either (1) a Responsible Officer assigned to its corporate trust department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any holder; provided that the Trustee shall comply with the "automatic stay" provisions contained in U.S. Bankruptcy Law, if applicable.

     (f) Prior to the occurrence of an Event of Default hereunder and after the curing and waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debentures, note, other evidence of indebtedness or other paper or document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company.

     (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to each Agent employed to act hereunder.

     (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized to sign an Officers' Certificate in any such certificate previously delivered and not superceded.

     Section 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 hereof.

     Section 8.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be responsible for any statement of the Company in this Indenture or any statement in the Securities (other than its certificate of authentication).

     Section 8.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the failure to pay any principal of or premium, if any, interest, if any, on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 8.06. Reports by Trustee to Noteholders. Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA ss. 313(a) if and to the extent required by such ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

     Section 8.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as shall be agreed upon from time to time in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with the performance of its duties hereunder. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

     The Company shall indemnify each of the Trustee and each predecessor Trustee against any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the negotiation, acceptance and performance of its duties hereunder except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to notify the Company shall not release the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. If in the reasonable opinion of Trustee's counsel, a conflict of interest exists between the Trustee and the Company with respect to such claim, the Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith.

     The obligations of the Company under this Section 8.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of the Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien on all money or property held or collected by the Trustee, except money or property held in trust to pay principal of, or premium, if any, interest, if any, on, particular Securities. Such lien shall survive the satisfaction or discharge of the indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 8.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Noteholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 8.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA ss. 310(b);

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in principal amount of the then outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 8.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA ss. 310(b), any Noteholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07 hereof. Notwithstanding the resignation or replacement of the Trustee pursuant to this
Section 8.08, the Company's obligations under Section 8.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such resignation or replacement.

     Section 8.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     Section 8.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus as stated in
Section 12.10 hereof. The Trustee is subject to TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

     Section 8.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE IX

                             DISCHARGE OF INDENTURE

     Section 9.01. Termination of the Company's Obligations. This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a) either

          (i) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.02) have been delivered to the Trustee for cancellation; or

          (ii) all such Securities not theretofore delivered to the Trustee for cancellation

          (A)  have become due and payable, or

          (B) will become due and payable at the final maturity date within one year,

     and the Company, in the case of clause (A) or (B) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the final maturity date, as the case may be, in all other cases;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07, the obligations of the Company to pay the Securities and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the provisions of Sections 2.03, 2.04, 2.05,

2.06, 2.07, 2.10, 2.11 (second paragraph only), 2.13, 3.01, 4.02 (second paragraph only), 4.04, 4.07 and 4.08, Article V and this Article IX, shall survive; and, notwithstanding the satisfaction and discharge of this Indenture, the Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture, the Security Documents or the Securities. Thereupon, the Trustee upon request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

     Subject to the provisions of Section 9.02, the Trustee shall hold in trust, for the benefit of the holders, all money deposited with it pursuant to this
Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, and premium, if any, interest, if any, on the Securities.

     Section 9.02. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition). After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Noteholders entitled to the money must look to the Company for payment as secured creditors.

     Section 9.03. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with the second paragraph of Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.01; provided, however, that if the Company has made any payment of the principal of or premium, if any, interest, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE X

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 10.01. Without Consent of Noteholders. The Company and the Trustee may amend or supplement this Indenture, the Securities or the Security Documents, without the consent of any Noteholder:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Securities in addition to certificated Securities;

     (c) to provide for the succession of another Person to the Company and the assumption by the successor of the Company's covenants and obligations under this Indenture;

     (d) to evidence and provide for the acceptance of the appointment under this Indenture of a successor trustee;

     (e) to make any change that would provide any additional rights or benefits to the Noteholders or that does not adversely affect the rights hereunder of any Noteholder;

     (f) to make provisions with respect to the conversion rights of Noteholders in the event of a consolidation, merger, continuation or sale of assets as required hereunder; or

     (g) to comply with requirements of the SEC in order to qualify, or maintain the qualifications of this Indenture under the TIA.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.07 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 10.02. With Consent of Noteholders. Except as provided below in this Section 10.02, the Indenture, the Securities or the Security Documents may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), and any existing default or compliance with any provision of the Indenture, the Securities or the Security Documents may be waived with the consent of Noteholders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities).

     Without the consent of each Noteholder affected, an amendment, supplement or waiver may not (with respect to any Security held by a non-consenting Noteholder):

     (a) reduce the amount of Securities whose Noteholders must consent to an amendment, supplement or waiver;

     (b) extend the fixed maturity of the Securities;

     (c) reduce the rate or extend the time of payment of interest on the Securities;

     (d) reduce the principal amount of the Securities or premium on the Securities, if any;

     (e) reduce any amount payable upon repurchase of the Securities;

     (f) impair or change in any respect adverse to the Noteholders, the Company's obligation to repurchase the Securities upon the happening of a Change of Control;

     (g) impair or adversely affect the Noteholders right to institute suit for the payment of the Securities;

     (h) make any Security payable in money other than that stated in the Security;

     (i) impair the right to convert the Securities into Ordinary Shares;

     (j) modify Article V of this Indenture in a manner adverse to the Noteholders; or

     (k) make any change in the amendment and waiver provisions described above in this Section 10.02.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.07 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     To secure a consent of the Noteholders under this Section 10.02, it shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     Section 10.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     Section 10.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder of a Security is a continuing consent by the Noteholder and every subsequent Noteholder of a Security or portion of a Security that evidences the same debt as the consenting Noteholder's Security, even if notation of the consent is not made on any Security. However, any such Noteholder or subsequent Noteholder may revoke the consent as to such Noteholder's Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Noteholders of the requisite principal amount of Securities have consented to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Noteholders of the principal amount of Securities required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (j) of Section 10.02 hereof. In such case, the amendment, supplement or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Security.

     Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Company shall mail to holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Article.

     Section 10.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new security shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 10.06. Trustee Protected. The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

     Section 10.07. Trustee to Sign Supplemental Indentures. The Company may not sign a supplemental Indenture until the Board of Directors approves it. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 8.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers' Certificate and an Opinion of Counsel stating that:

     (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

     (b) the Company has all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Company;

     (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture, (ii) the articles and memorandum of association of the Company, or (iii) any material agreement or instrument to which the Company is subject and of which such counsel is aware;

     (d) to the knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company;

     (e) such supplemental indenture has been duly and validly executed and delivered by the Company, and this Indenture together with such supplemental indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity); and

     (f) this Indenture together with such amendment or supplement complies with the TIA.

     Section 10.08. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE XI

                              SECURITY ARRANGEMENTS

     Section 11.01. Security Documents. The due and punctual payment of the principal of and interest on the Securities, when and as the same shall be due and payable, shall be secured by the Security Interests, as provided in the Security Documents. Each holder of Securities consents and agrees to the terms of the Security Documents, as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof, and authorizes and directs the Trustee or the Collateral Agent, as the case may be, to enter into the Security Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company and the Trustee hereby agree that the Company grants the Security Interests to the Trustee for the benefit of the holders of the Securities pursuant to the terms of the Security Documents. The Company agrees to make such filings in Israel as are necessary under Israeli law in order to create the floating charge on the assets of the Company and the specific pledge on the shares of Spacenet Inc. granted as part of the Security Interests.

     Section 11.02. Second Priority. The Security Interests granted to secure the due and punctual payment of the Securities as provided in the Security Documents will be subordinate to the security interests on the Collateral granted to the Bank Lenders to secure the obligations of the Company to the Bank Lenders, as described in the Security Documents.

     Section 11.03. Other Security Interests. Without the consent of the holders of the Securities of the Trustee, the Company may in the future grant additional senior, pari passu or subordinate Liens on the Collateral (i) for the benefit of banks or other financial institutions to secure new extensions of credit granted to the Company or (ii) for the benefit of the State of Israel or any governmental authorities thereof in connection with financing or grants provided to the Company.

     Section 11.04. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the holders of the Securities in accordance with the provisions of this Indenture.

     Section 11.05. Trust Indenture Act Requirements. The release of any Collateral from the Security Interests provided for in any of the Security Documents or the release of, in whole or in part, the Security Interests provided for in any of the Security Documents will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee, the Collateral Agent and each of the holders of the Securities acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Security Interests under the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

     Section 11.06. Authorization of Actions To Be Taken by the Trustee Under the Security Documents. Subject to the provisions of the applicable Security Documents, (a) the Trustee and the Collateral Agent may, in their sole discretion and without the consent of the holders of the Securities, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder, and (b) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the holders of the Securities in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the holders of the Securities, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Trustee may, at the expense of the Company, request the direction of the holders of the Securities with respect to any such actions and upon receipt of the written consent of the holders of the Securities of at least a majority in aggregate principal amount of the outstanding Securities, shall take such actions.

     Section 11.07. Release upon Termination of the Company's Obligations. In the event that the Company delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged, the Trustee shall (i) execute and deliver, in each case without recourse, representation or warranty such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company may reasonably request evidencing the termination of the Security Interests and (ii) not be deemed to hold the Liens for the benefit of the Trustee and the holders of the Securities.

                                  ARTICLE XII

                                  MISCELLANEOUS

     Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is automatically deemed to be incorporated in this Indenture by the TIA, the incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     Section 12.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile (promptly confirmed in writing) or overnight air courier guaranteeing next day delivery to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Noteholder shall be mailed by first-class mail, postage prepaid to his address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; a notice or communication, however, shall not be effective unless, in the case of the Trustee, actually received.

     If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

     All other notices or communications shall be in writing.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

     Section 12.03. Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

     Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

     In any case where several matters are required by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based insofar as it relates to factual matters upon a certificate or opinion of, or representations by, an Officer or Officer of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

     Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

     (a) statement that the Persons signing such certificate or rendering such opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     Section 12.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 12.07. Legal Holidays. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period unless the Company shall default in making the payment due on such next succeeding day. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

     Section 12.08. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     Section 12.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 12.10. Variable Provisions

     The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent, and the Trustee hereby accepts such appointments.

     The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ending on December 31, 2003.

     The reporting date for Section 8.06 hereof is January 1 of each year. The first reporting date is January 1, 2004.

     The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     The Company's address for purposes of the Indenture is:

     Gilat Satellite Networks Ltd.
     21 Yegia Kapayim Street
     Kiryat Arye, Petach Tikva 49130, Israel
     Attn:  General Counsel
     Telephone No.: 011 972 3 925 2000
     Telecopier No.: 011 972 3 921 3321

     The Trustee's address is:

     The Bank of New York
     101 Barclay Street, Floor 21 West
     New York, New York  10286
     Attn:  Corporate Trust Administration  - Global Finance Unit
     Telephone No.:  (212) 815-8387
     Telecopier No.:  (212) 815-5802 or (212) 815-5803

     The Company or the Trustee may change its address for purposes of this Indenture by written notice to the other.

     Section 12.11. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD, TO THE EXTENT PERMITTED BY LAW, TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     Section 12.12. Consent to Service. Submission to Jurisdiction. The Company, by the execution and delivery of this Agreement, designates and appoints Tim Perrott at Spacenet Inc., 1750 Old Meadow Road, McLean, Virgina 22102, as the authorized agent of the Company, upon whom process may be served in any suit, proceeding or other action against the Company in any federal or state court sitting in the county of New York based upon this Indenture the Securities or the Security Documents, instituted by any Person, or in any other action against the Company brought by any Person, in any federal or state court sitting in the county of New York, arising out of the purchase or sale of the Securities or with respect to the Company's obligations under this Indenture, the Securities or the Security Documents and the Company expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the United States reasonably acceptable to the Trustee shall have been appointed by the Company, such successor shall have accepted such appointment, and written notice thereof shall have been given to the Trustee and the Noteholders. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment or such substitute designation or appointment in full force and effect. The Company represents to the Trustee that it has notified the process agent of such designation and appointment and that the process agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs the process agent to accept such service.

     The Company further agrees that service of process upon its authorized agent or successor (and written notice of said service to the Company) shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion, action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty.

     The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on this Indenture or the Securities or otherwise relating to the issuance and sale of the Securities in any federal or state court sitting in the county of New York, and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the foregoing rendered by any such federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Indenture shall affect or limit the right of the Trustee or the Noteholders to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Trustee or the Noteholders to bring any action or proceeding against the Company or any of its property in the courts of any other jurisdiction. The Company hereby agrees to the exclusive jurisdiction of the courts of the State of New York, or the federal courts sitting in the county of New York, in connection with any action brought by it against the Trustee or the Noteholders.

     The Company hereby agrees to indemnify each Noteholder against loss incurred by such Noteholder as a result of any judgment or order being given or made for any amount due under this Indenture or the Securities and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Trustee or the Noteholders would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by the Trustee or the Noteholders if the Trustee or the Noteholders had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon the Trustee or the Noteholders receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     Section 12.13. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 12.14. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 12.15. Section Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 12.16. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.17. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture and the Securities have been inserted for convenience of reference only, are not to be considered a part hereof or thereof, and shall in no way modify or restrict any of the terms or provisions hereof or thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                                    Gilat Satellite Networks Ltd., as Company,



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:



                                    The Bank of New York, as Trustee,



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                            FORM OF CONVERTIBLE NOTE

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                      CUSIP No. Global Security: ____________
                                               Definitive Security: ____________

                         4.00% Convertible Note due 2012

                          Gilat Satellite Networks Ltd.

     Gilat Satellite Networks Ltd., an Israeli company (the "Company"), promises to pay to Cede & Co. or its registered assigns, [the principal sum indicated on Schedule A hereof in the following installments: a payment of _________ percent (___%) of the principal sum indicated on Schedule A hereof on each of April 1, 2010, October 1, 2010, April 1, 2011 and October 1, 2011 (such payments to be endorsed on Schedule A hereof as reductions of the principal amount of this global security), and the remaining principal sum indicated on Schedule A hereof on October 1, 2012]* [the principal sum of _________ Dollars ($_________) on April 1, 2010, the principal sum of _________ Dollars ($_________) on October 1, 2010, the principal sum of _________ Dollars ($_________) on April 1, 2011, the principal sum of _________ Dollars ($_________) on October 1, 2011, and the remaining principal sum of _________ Dollars ($_________) on October 1, 2012]**.

     Prior to January 1, 2005, interest will accrue and be compounded semi-annually on each of April 1, 2003, October 1, 2003, April 1, 2004, October 1, 2004 and January 1, 2005 (each, a "PIK Interest Accrual Date"). Commencing January 1, 2005, the aggregate amount of interest accrued on the PIK Interest Accrual Dates (the "PIK Interest Amount") shall bear interest at the same rate as that paid on the principal amount, and shall be paid together with the interest accrued on the principal amount in accordance with the first sentence of Section 2.12 of the Indenture. The PIK Interest Amount shall be paid by the Company on the Maturity Date.

Record Dates: March 15 and September 15.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                            [Signature Page Follows]

------

*Applicable to Global Securities only.

**Applicable to Definitive Securities only.

     IN WITNESS WHEREOF, Gilat Satellite Networks Ltd. has caused this Security to be signed manually or by facsimile by its duly authorized Officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.

                                   Gilat Satellite Networks Ltd.



                                   By:
                                       -----------------------------------------
                                          Name:
                                          Title:





                                   By:
                                       -----------------------------------------
                                          Name:
                                          Title:



Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities described in the within- mentioned Indenture.

THE BANK OF NEW YORK, as Trustee,

by
     ----------------------------------
     Authorized Signatory

                          Gilat Satellite Networks Ltd.

                         4.00% Convertible Note due 2012

     1. Interest; Taxes.

     (a) Gilat Satellite Networks Ltd., an Israeli company (the "Company"), is the issuer of the 4.00% Convertible Notes due 2012 (the "Securities"), of which this Security is a part. The Company undertakes to pay interest at a rate of 4.00% per year on the principal amount of this Security until the principal hereof is paid or duly made available for payment.

     Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from January 2, 2003. The Company will pay accrued and unpaid interest in cash semi-annually on each April 1 and October 1, commencing on April 1, 2005, to holders of record at the close of business on the immediately preceding March 15 or September 15, as the case may be. Prior to January 1, 2005, interest will accrue and be compounded semi-annually on each of April 1, 2003, October 1, 2003, April 1, 2004, October 1, 2004 and January 1, 2005 (each, a "PIK Interest Accrual Date"). Commencing January 1, 2005, the aggregate amount of interest accrued on the PIK Interest Accrual Dates (the "PIK Interest Amount") shall bear interest at the same rate as that paid on the principal amount, and shall be paid together with the interest accrued on the principal amount in accordance with the first sentence of Section 2.12 of the Indenture. For purposes of the Indenture, references to the payment of interest shall include interest on the PIK Interest Amount. The PIK Interest Amount shall be paid by the Company on the Maturity Date. All accrued and unpaid interest paid on the Maturity Date shall be rounded to the nearest dollar.

     (b) All payments of principal of, and interest on, the Securities by the Company will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the State of Israel or by or within any political subdivision thereof or any authority therein having power to tax ("Israeli Tax"), unless deduction or withholding of such Israeli Tax is required by law.

     2. Method of Payment. The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered holders of the Securities at the close of business on the record date for the applicable interest payment date even though Securities are canceled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a holder's registered address.

     3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, or Conversion Agent without prior notice.

     4. Indenture. The Company issued the Securities under an indenture, dated as of March 13, 2003 (the "Indenture"), between the Company and The Bank of New York, as Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Securities are general secured obligations of the Company limited to an aggregate principal amount of up to $88,754,000. The Indenture and the Security Documents do not limit the ability of the Company or any of its Subsidiaries to incur unsecured indebtedness.

     5. Optional Redemption. The Securities are not redeemable at the Company's election.

     6. Mandatory Redemption. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities.

--------
*Applicable to Global Securities only.

     7. Repurchase at Option of Holder. If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Date all outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date. If there is a Change of Control, the Company shall mail a Change of Control Offer to Noteholders prior to any related Change of Control Payment Date. Holders of Securities that are subject to an offer to purchase may elect to have such Securities or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase" appearing below. Noteholders have the right to withdraw their election by delivering a written notice of withdrawal to the Company or the Paying Agent in accordance with the terms of the Indenture. On the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Securities or portions thereof validly tendered and not withdrawn, provided, however, that the Company may elect to pay the Change of Control Payment by delivery of Ordinary Shares if the conditions specified in the Indenture are first satisfied.

     8. Conversion. The holder of any Security has the right, exercisable at any time after one year following the Issuance Date and prior to the close of business on the Business Day immediately preceding the final maturity date of the Security, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1.00) into Ordinary Shares at the initial Conversion Price of $0.87 per share, subject to adjustment under certain circumstances as provided in the Indenture.

     Beneficial owners of interests in Global Securities may exercise their right of conversion by delivering to the Depositary the appropriate instructions for conversion pursuant to the Depositary's procedures. To convert a certificated Security, the holder must (1) complete and sign a notice of election to convert substantially in the form set forth below (or complete and manually sign a facsimile thereof) and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (4) pay any transfer or similar tax, if required by the Conversion Agent. Upon conversion, no payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on Ordinary Shares issued upon conversion of a Security, except that, if any Noteholder surrenders a Security for conversion after the close of business on any record date on or after January 1, 2005 for the payment of an installment of interest and prior to the opening of business on the next succeeding interest payment date, then, notwithstanding such conversion, accrued and unpaid interest payable on such Security on such interest payment date shall be paid on such interest payment date to the person who was the holder of such Security at the close of business on such record date. In the case of any Security surrendered for conversion after the close of business on a record date on or after January 1, 2005 for the payment of an installment of interest and prior to the opening of business on the next succeeding interest payment date, then, unless such Security is to be repurchased on a Change of

Control Payment Date after such record date and prior to such interest payment date, such Security, when surrendered for conversion, must be accompanied by payment in an amount equal to the interest payable on such interest payment date on the principal amount of such Security so converted. Holders of Ordinary Shares issued upon conversion will not be entitled to receive any dividends payable to holders of Ordinary Shares as of any record time before the close of business on the Conversion Date. The number of Ordinary Shares issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but the Company will issue an additional Ordinary Share in lieu of issuing the fractional share.

     A Security in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

     The above description of conversion of the Securities is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Indenture.

     9. Mandatory Conversion. On and after January 1, 2005, the Company may, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date of the Securities, elect to cause the mandatory conversion of any and all outstanding Securities into Ordinary Shares at the Conversion Price if: (i) the average quoted closing bid price on NNM of the Ordinary Shares for a period (the "Mandatory Conversion Eligibility Period") of at least 60 consecutive calendar days is at least $1.00, with the average daily trading volume in the Ordinary Shares during that period being not less than $100,000; and (ii) the Company gives notice of such conversion to holders of the Securities on or prior to the seventh Business Day following the expiration of the Mandatory Conversion Eligibility Period or during that period if the Mandatory Conversion Eligibility Period continues beyond 60 consecutive calendar days. The Benchmark Price shall be subject to adjustment from time to time in the event the Company shall (1) pay a dividend in Ordinary Shares to holders of Ordinary Shares, (2) make a distribution in Ordinary Shares to holders of Ordinary Shares, (3) subdivide its outstanding Ordinary Shares into a greater number of Ordinary Shares or (4) combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares, the Benchmark Price in effect immediately following such action shall be adjusted so that the same shall be equal to the price determined by multiplying the Benchmark Price by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately prior to such action and of which the denominator shall be the number of Ordinary Shares outstanding immediately following such action.

     10. Denominations, Transfer, Exchange and Replacement. The Securities are in registered form, without coupons, in denominations of $1.00 and integral multiples of $1.00. The transfer of Securities may be registered, and Securities may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Replacement Securities for lost, stolen or mutilated Securities may be issued in accordance with the terms of the Indenture.

     11. Persons Deemed Owners. The registered Noteholder of a Security may be treated as its owner for all purposes.

     12. Unclaimed Money. If money for the payment of principal of or premium, if any, or interest on Securities remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Noteholders of Securities entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     13. Defaults and Remedies. The Securities shall have the Events of Default as set forth in Section 7.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Securities, by notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately, (except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, no such notice shall be required) all unpaid principal, premium, if any, and accrued and unpaid interest, if any, on the Securities shall become due and payable immediately without further action or notice.

     The Noteholders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, and interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Securities issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety to, the more complete description thereof contained in the Indenture.

     14. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Noteholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption by a successor of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder, to qualify the Indenture under the TIA, or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

     15. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

     16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     17. Consent to Service: Submission to Jurisdiction. (a) The Company, by the execution and delivery of this Agreement, designates and appoints Tim Perrott at Spacenet Inc., 1750 Old Meadow Road, McLean, Virgina 22102, as the authorized agent of the Company, upon whom process may be served in any suit, proceeding or other action against the Company in any federal or state court sitting in the county of New York based upon this Indenture the Securities or the Security Documents, instituted by any Person, or in any other action against the Company brought by any Person, in any federal or state court sitting in the county of New York, arising out of the purchase or sale of the Securities or with respect to the Company's obligations under this Indenture, the Securities or the Security Documents and the Company expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the United States reasonably acceptable to the Trustee shall have been appointed by the Company, such successor shall have accepted such appointment, and written notice thereof shall have been given to the Trustee and the Noteholders. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment or such substitute designation or appointment in full force and effect. The Company represents to the Trustee that it has notified the process agent of such designation and appointment and that the process agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs the process agent to accept such service.

     (b) The Company further agrees that service of process upon its authorized agent or successor (and written notice of said service to the Company) shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion, action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty.

     (c) The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on this Indenture or the Securities or otherwise relating to the issuance and sale of the Securities in any federal or state court sitting in the county of New York, and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the foregoing rendered by any such federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Indenture shall affect or limit the right of the Trustee or the Noteholders to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Trustee or the Noteholders to bring any action or proceeding against the Company or any of its property in the courts of any other jurisdiction. The Company hereby agrees to the exclusive jurisdiction of the courts of the State of New York, or the federal courts sitting in the county of New York, in connection with any action brought by it against the Trustee or the Noteholders.

     (d) The Company hereby agrees to indemnify each Noteholder against loss incurred by such Noteholder as a result of any judgment or order being given or made for any amount due under this Indenture or the Securities and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Trustee or the Noteholders would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by the Trustee or the Noteholders if the Trustee or the Noteholders had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon the Trustee or the Noteholders receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     18. Waiver of Jury Trial. Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement, the Securities or the transactions contemplated hereby.

     19. Authentication. The Securities shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

     20. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

     21. Definitions. Capitalized terms not defined in this Security have the meanings given to them in the Indenture.

     The Company will furnish to any Noteholder of the Securities upon written request and without charge a copy of the Indenture and the Security Documents. Requests may be made to:

              Gilat Satellite Networks Ltd.
              21 Yegia Kapayim Street
              Kiryat Arye, Petach Tikva 49130, Israel
              Attn: Chief Financial Officer
              Telephone No.: 011 972 3 925 2000
              Telecopier No.: 011 972 3 921 3321

                             CERTIFICATE OF TRANSFER

                To assign this Security, fill in the form below:

                (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                  Your Signature:
                                  -------------------------------------
                  (Sign exactly as your name appears on the other side of this Security)
                  Date:
                        ----------------------------
                  Medallion Signature Guarantee:
                                                 -------------------------------

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

                                   SCHEDULE A

     The initial principal amount of this Global Security shall be $______. The following increases or decreases in the principal amount of this Global Security have been made:

=====================================================================================================
                                                                                     Signature of
                    Amount of             Amount of                                   authorized
                   increase in           decrease in        Principal Amount of      signatory of
                    Principal        Principal Amount of    this Global Security      Trustee or
                  Amount of this         this Global           following such         Securities
  Date Made      Global Security           Security         decrease or increase      Custodian
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------

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=====================================================================================================

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

         If you want to elect to have this Security or a portion thereof repurchased by the Company pursuant to Section 3.01 or 4.07 of the Indenture, check the box: [ ]

         If the purchase is in part, indicate the portion ($1.00 or any integral multiple thereof) to be purchased:
                                   ------------

Your Signature:
               ----------------------------
(Sign exactly as your name appears on the other side of this Security)


Date:
       ----------

Medallion Signature Guarantee:
                               -------------------


                               ELECTION TO CONVERT

To Gilat Satellite Networks Ltd.:

         The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into Ordinary Shares of Gilat Satellite Networks Ltd. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         If you want to convert this Security in whole, check the box below. If you want to convert this Security in part, indicate the portion of this Security to be converted in the space provided below.

In whole [ ] or Portion of Security to be converted ($1.00 or any integral multiple thereof): $
                    -----------

Date:
         ------------

Your Signature:
                ------------------------------
(Sign exactly as your name appears on the other side of this Security)

Medallion Signature Guarantee:
                                ---------------------------------------

Please print or typewrite your name and address, including zip code, and social security or other identifying number:

If the Ordinary Shares are to be issued and delivered to someone other than you, please print or typewrite the name and address, including zip code, and social security or other identifying number of that person: